SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant toss.240.14a-12

                            COMTEX NEW NETWORK, INC.
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any  part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid: _________________________________________________
    2) Form, Schedule or Registration Statement No.: ___________________________
    3) Filing Party: ___________________________________________________________
    4) Date Filed: _____________________________________________________________

                    COMTEX NEWS NETWORK,INC.
                  4900 Seminary Road, Suite 800
                   Alexandria, Virginia  22311

                                             October 28, 2002
Dear Fellow Shareholders:

     You are cordially invited to attend COMTEX News Network, Inc.'s Annual Meeting of Shareholders to be held on December 5,
2002 at 11:00 a.m. local time at the Sheraton National Hotel, 900
South Orme Street, Arlington, Virginia.

     At this meeting, you will be asked to vote, in person or by proxy, on the following matters: (i) the election of the Company's Board of Directors; (ii) approval of an amendment to the Company's 1997 Employee Stock Purchase Plan; (iii) approval of a proposed change in the state of incorporation of the Company from New York to Delaware; (iv) approval of an increase in the number of shares of authorized Common Stock to 25,000,000 and the addition of a class of Preferred Stock; (v) ratification of the appointment of Ernst & Young LLP as the Company's independent auditors; and (vi) any other business as may properly come before the meeting. In addition, we will be pleased to report on the business of the Company and a discussion period will be provided for questions and comments of general interest to shareholders.

     Whether or not you are able to attend, it is important that your shares be represented and voted at this meeting.
Accordingly, please complete, sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience. Your prompt response is important and would be appreciated.

                                   Sincerely,


                                   /S/ C.W. GILLULY


                                   C.W. Gilluly, Ed.D.
                                   Chairman


                                   /S/ CHARLES W. TERRY

                                   Charles W. Terry
                                   President and
                                   Chief Executive Officer

YOUR VOTE IS IMPORTANT

     Even if you plan to attend the meeting, please complete, sign, and return promptly the enclosed proxy in the envelope provided to ensure that your vote will be counted. You may vote in person if you so desire even if you have previously sent in your proxy.

     If your shares are held in the name of a bank, brokerage firm or other nominee, please contact the party responsible for your account and direct him or her to vote your shares on the enclosed card.

                   COMTEX News Network, Inc.

            Notice of Annual Meeting of Shareholders
                        December 5, 2002

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of COMTEX News Network, Inc., a New York corporation (the "Company" or "Comtex"), is scheduled to be held on December 5, 2002 at 11:00 a.m., local time, at the Sheraton National Hotel located at 900 South Orme Street, Arlington, Virginia for the following purposes:


     1. To elect six directors to serve for the terms of office specified in the accompanying proxy statement and until their successors are duly elected and qualified;

     2.   To approve an amendment to the Company's 1997 Employee
          Stock Purchase Plan to increase the number of shares reserved for issuance by an additional 200,000 shares of Common Stock;

     3. To approve a change in the state of incorporation of the Company from New York to Delaware;

     4. To approve an increase in the number of shares of authorized Common Stock to 25,000,000 and the addition of a class of Preferred Stock;

     5. To ratify the selection of Ernst & Young LLP as independent auditors for the Company for fiscal year 2003; and

     6. To transact such other business as may properly come before the meeting and any adjournment thereof.


     Only shareholders of record at the close of business on October 28, 2002 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. All shareholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the meeting, you are urged to complete, sign and date the enclosed form of proxy and return it promptly in the envelope provided. Shareholders attending the meeting may revoke their proxy and vote in person.

                                   FOR THE BOARD OF DIRECTORS

                                   /S/ S. AMBER GORDON

                                   S. Amber Gordon
                                   Corporate Secretary


Alexandria, Virginia
October 28, 2002

                      COMTEX News Network, Inc.

                           PROXY STATEMENT

GENERAL INFORMATION

Proxy Solicitation

     This Proxy Statement is furnished to the holders of Common Stock, par value $.01 per share of COMTEX News Network, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for the Annual Meeting of Shareholders to be held on December 5, 2002 at 11:00 a.m. local time at the Sheraton National Hotel, 900 South Orme Street, Arlington, Virginia, or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Shareholders. The purposes of the Annual Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Shareholders. The Board of Directors is not currently aware of any other matters that will come before the meeting.

     Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. These proxy solicitation materials are first being mailed on or about November 4, 2002 to all shareholders entitled to vote at the Annual Meeting. Proxies will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers, agents and employees of the Company may communicate with shareholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company.

Revocability and Voting of Proxy

     A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Shareholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. Shares of the Company's Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby in favor of each of the nominees for director listed under Election of Directors below, and to approve Proposals No. 2, 3, 4 and 5 as set forth in the accompanying Notice of Annual Meeting of Shareholders and, in accordance with their best judgment, on any other matters which may properly come before the Annual Meeting.

Record Date and Voting Rights

     Only shareholders of record at the close of business on October 28, 2002 are entitled to notice of and to vote at the Annual Meeting. As of October 28, 2002, 13,140,893 shares of Common Stock were issued and outstanding. This is the only class of shares authorized by the Company. Each Common Stock share is entitled to a single non-cumulative vote on all matters that may properly come before the annual meeting. The holders of a majority of the votes of shares entitled to vote at the annual meeting will constitute a quorum at the Annual Meeting.

     Under New York law, (i) a plurality of the votes cast at the Annual Meeting is necessary to elect directors; (ii) the affirmative vote of a majority of the votes cast is required to approve the Amendment to the Company's 1997 Employee Stock Purchase Plan; (iii) the affirmative vote of the holders of at least two-thirds of the shares of the Company's Common Stock outstanding on the Record Date is required for approval of the proposed reincorporation in Delaware through the merger (the "Reincorporation"); (iv) the affirmative vote of the holders of at least a majority of the outstanding shares is required for the authorization of additional shares of Common Stock and to add a new class of Preferred Stock; and (v) the affirmative vote of a majority of the votes cast is required to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year 2003. Broker "non-votes" and the shares as to which a shareholder abstains from voting are included for the purposes of determining whether a quorum of shares is present at the Annual Meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. A broker "non-vote" will have the effect of an AGAINST vote on the proposed Reincorporation and on the proposed change in the Common Stock.

     Votes at the Annual Meeting will be tabulated by Inspectors of Election appointed by the Company.

SHAREHOLDER PROPOSALS

    Proposals of shareholders of the Company that are intended to be presented at the Company's 2003 Annual Meeting of Shareholders must be received by the Company no later than July 10, 2003 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

SHAREHOLDER LIST

     A list of shareholders entitled to vote at the Annual Meeting will be available at the Company's offices, 4900 Seminary Road, Suite 800, Alexandria, Virginia 22311, for a period of ten (10) days prior to the Annual Meeting for examination by any shareholder, and at the Annual Meeting itself.

BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth information as of October 28, 2002 regarding the beneficial ownership of shares of the Company's common stock, par value $.01 per share (the "Common Stock") of (i) each person known to the Company to be the beneficial owner, within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), of more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table (see "Executive Compensation") and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, the address of each named beneficial owner is c/o COMTEX News Network, Inc., 4900 Seminary Road, Suite 800, Alexandria, Virginia 22311. Except to the extent indicated in the footnotes, each of the beneficial owners named below has sole voting and investment power with respect to the shares of Common Stock listed.

Name and Address of                   Amount and Nature of       Percentage
 Beneficial Owner                   Beneficial Ownership <F1>     of Class
--------------------                ------------------------     ----------

AMASYS Corporation                         2,979,758 <F2>          21.3%
4900 Seminary Road, St. 800
Alexandria, VA  22311

C.W. Gilluly, Chairman                     4,467,506 <F3>          33.7%

Charles W. Terry, Director,                  901,908 <F4>           6.7%
President and Chief Executive
Officer

Erik Hendricks, Director                      64,900 <F5>           *

Robert A. Nigro, Director                    151,142 <F6>           1.1%

John S. Brunette, Director                    29,900 <F7>           *

Stephen W. Ellis                               3,300 <F8>           *

Robin Deal, Vice President,                  102,548 <F9>           *
Finance & Accounting

Slawek Ligier, Vice President,               108,431 <F10>          *
Chief Technology Officer

Martin A. Greif, Vice President,              23,392                *
Sales and Marketing

All Directors and                          5,849,727               42.0%
executive officers as a group
(9 Persons)

*    Less than 1%.

<F1> Beneficial ownership is direct unless otherwise indicated.

<F2> Includes 826,321 shares which may be acquired upon the
     conversion of a Convertible Note held by AMASYS, convertible at $1.10 per share, the principal balance of which was $908,954 as of September 30, 2002. (See "Note Payable to AMASYS.")

<F3> Includes 100,000 shares of Common Stock which may be
     acquired by Dr. Gilluly upon the exercise of vested options granted under the COMTEX News Network, Inc. 1995 Stock Option Plan;2,323,006 shares of Common Stock held jointly by Dr. Gilluly and his spouse; and 1,000,000 shares of Common Stock held by Dr. Gilluly's spouse, as to which he disclaims beneficial ownership.

<F4> Includes 397,733 shares of Common Stock which may be
     acquired upon the exercise of vested options granted under the COMTEX News Network, Inc. 1995 Stock Option Plan; 10,000 shares of Common Stock held by Mr. Terry's children under the Uniform Gifts to Minors Act; 5,000 shares of Common Stock held by Mr. Terry's mother, as to which Mr. Terry holds dispositive power; and 12,000 shares of Common Stock held by Mr. Terry's spouse, as to which he disclaims beneficial ownership.

<F5> Includes 49,900 shares of Common Stock which may be acquired upon the exercise of vested options granted under the COMTEX
     News Network, Inc. 1995 Stock Option Plan.

<F6> Includes 59,900 shares of Common Stock which may be acquired upon the exercise of vested options granted under the COMTEX
     News Network, Inc. 1995 Stock Option Plan.

<F7> Includes 29,900 shares of Common Stock which may be acquired upon the exercise of vested options granted under the COMTEX
     News Network, Inc. 1995 Stock Option Plan.

<F8> Includes 3,300 shares of Common Stock which may be acquired upon the exercise of vested options granted under the COMTEX
     News Network, Inc. 1995 Stock Option Plan.

<F9> Includes 89,440 shares of Common Stock which may be acquired upon the exercise of vested options granted under the COMTEX
     News Network, Inc. 1995 Stock Option Plan.

<F10> Includes 75,000 shares of Common Stock which may be acquired upon the exercise of vested options granted under the COMTEX News Network, Inc. 1995 Stock Option Plan.

                         PROPOSAL NO. 1

                     ELECTION OF DIRECTORS

     Six directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the next Annual Meeting and until their successors are elected and qualified. Each person named below is now a director of the Company. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

     The names of the nominees and certain other information about them are set forth below:

Name                      Age      Office Held with Company
------                   -----     ------------------------
C.W. Gilluly, Ed.D.       56       Chairman of the Board
John S. Brunette          43       Director
Stephen W. Ellis          52       Director
Erik Hendricks            58       Director
Robert A. Nigro           53       Director
Charles W. Terry          51       President, Chief Executive
                                   Officer and Director

     C.W. GILLULY, Ed.D. has served as a director and Chairman of the Board of the Company since 1992. Dr. Gilluly served as President of the Company from June 1992 until May 1993, and as Chief Executive Officer from June 1992 until September 1997. Dr. Gilluly has served as Chairman of the Board and President of AMASYS and its predecessor, Infotechnology, Inc., since June 1992. Dr. Gilluly also serves as a director of Analex Corporation, an engineering services firm primarily involved with homeland security and biodefense.

     JOHN S. BRUNETTE has served as a director of the Company since 2000. Mr. Brunette serves as Chief Executive Officer of Teleglobe Communications Corporation. Mr. Brunette joined Teleglobe as Senior Vice President, General Counsel and Secretary in October 1998. Prior to that, he was Assistant General Counsel of MCI Communications Corporation ("MCI") for over 12 years. During his tenure at MCI, Mr. Brunette was responsible for the finance, securities, and mergers and acquisitions activities of MCI and its subsidiaries. Mr. Brunette has directed numerous transactions involving equity investments, debt issuances, and technologies in the Internet and telecommunications sectors.

     STEPHEN W. ELLIS became a director of the Company in October 2002. Mr. Ellis is a private investor specializing in information technology, financial services, and electronic market data firms. In addition to his investment activities, he has frequently served as an interim senior executive for developing companies in these same industries. From February 2001 through May 2002, he served as Executive Vice President and Chief Financial Officer of GFI Group, Inc., a leading credit, equity, energy and foreign exchange derivatives brokerage firms, where he directed a $34 million private equity financing. From March 1999 through September 2000, Mr. Ellis was Executive Vice President, Chief Financial Officer and a Director of HotJobs.com raising more than $150 million through its 1999 initial public stock offering and follow-on offerings. He also served as Senior Vice President of Finance and Operations at Biztravel.com from March 1998 until January 1999. As Vice President and Chief Financial Officer of Metromedia Fiber Network, Inc., from March 1997 through February 1998, Mr. Ellis led a successful $150 million initial public offering. Mr. Ellis is also a Certified Public Accountant.

     ERIK HENDRICKS has served as a director of the Company since 1991. Since 1979 he has served as the Executive Director and Chief Operating Officer of the Pennsylvania Society for the Prevention of Cruelty to Animals, a non-profit humane society.

     ROBERT A. NIGRO has served as a director of the Company since 1991. Mr. Nigro is an investment banker who specializes in corporate development and turnarounds. He joined SEI Investments Company as Senior Vice President in November 1993 and served as Chief Executive Officer of SEI Capital AG from April 1995 through 2002. From 1991 to 1993, Mr. Nigro was Chairman and Chief Executive Officer of the National Abandoned Property Processing Company. Mr. Nigro was associated with the First Boston Corporation in various capacities from 1976 to 1990 including serving as Managing Director in the New York and Atlanta offices. Mr. Nigro also serves as a director of AMASYS Corporation.

     CHARLES W. TERRY was appointed President of the Company in August 1994 and has served as a director since December 1994.
Mr. Terry was appointed Chief Executive Officer in September 1997. From August 1992 until he joined the Company, Mr. Terry was President of Corporate Cost Management, Inc., an organization specializing in cost management and decisions support software for the healthcare industry. From March 1992 to August 1992, Mr. Terry served as Vice President of Sales and Marketing for Health Payment Review, Inc., a corporation specializing in containment software for health insurance and managed care companies. From 1977 to 1991, Mr. Terry held various key leadership posts in the fields of development, sales, marketing and general management at CompuServe, a leading provider of computer-based information and communication services.

Executive Officers

     The following table contains information as of September
28, 2002 as to the executive officers of the Company who are not also directors of the Company:

       Name                Age         Office Held With Company
       ----                ---         ------------------------
       Robin Y. Deal       38          Vice President,
                                       Finance & Accounting

       Slawek Ligier       35          Vice President,
                                       Chief Technology Officer

       Martin A. Greif     45          Vice President,
                                       Sales and Marketing

       ROBIN Y. DEAL was appointed Vice President, Finance & Accounting of the Company in January 2001. Ms. Deal is responsible for all of the Company's financial matters. Ms. Deal began her tenure with the Company in 1996 as the Controller and was appointed to Vice President, Finance & Accounting in January 2001.

       SLAWEK LIGIER was appointed Vice President, Chief
Technology Officer in January 2001. Mr. Ligier joined the Company from Intuit Insurance Services (a wholly owned subsidiary of Intuit Incorporated) where he served as the Vice President and Chief Technical Officer from 1998 to 2001. Mr. Ligier was a Director of Tax Technology with Ernst & Young LLP from 1996 to 1998.

       MARTIN A. GREIF was appointed Vice President, Sales and Marketing in January, 2002. Mr. Greif joined the Company from Microsystems Technology, Inc., where he worked since March, 1996, most recently serving as Vice President of Marketing and International Sales. Previously, Mr. Greif was with leading technology companies, such as Inso Corporation, Ziff Information Services and CompuServe.

     There are no family relationships among the directors or executive officers of the Company.


Meetings of the Board of Directors

     The Board of Directors held a total of 8 meetings during the Company's fiscal year ended June 30, 2002. Each director attended in person or telephonically at least 7 of the meetings held by the Board of Directors.

Report of the Audit Committee of the Board of Directors

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board. The Company's management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from the management and the Company including the matters in the written disclosures required by the Independence Standards Board. Each member of the audit committee is "independent". The committee held 1 meeting during fiscal year 2002.

     The Committee discussed with the Company's independent auditors the overall scope and plan for their audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. In reliance on the reviews and discussions referred to above, the Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2002 for filing with the Securities and Exchange Commission. The material in this report is not "soliciting material," is not deemed filed with the SEC, and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

                              Submitted by the Audit Committee
                              John S. Brunette, Chairman
                              Erik Hendricks
                              Robert A. Nigro

     The Compensation Committee of the Board of Directors, which held 2 meetings in fiscal 2002, is comprised of Messrs. Hendricks, Nigro and Brunette. The Compensation Committee evaluates management's recommendations and makes its own recommendations to the Board of Directors concerning the compensation of the Company's executive officers. It is also responsible for the formulation of the Company's executive compensation policy and the research, analysis and subsequent recommendation regarding the administration of the Company's 1995 Stock Option Plan.

     The Board of Directors does not have a Nominating Committee or an Executive Committee.

          The Board of Directors recommends a Vote FOR the election of the Directors named on the enclosed Proxy.

                         PROPOSAL NO.  2

       AMENDMENT TO THE 1997 EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors has adopted an amendment to the Comtex News Network, Inc. 1997 Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder from 400,000 to 600,000, subject to shareholder approval. As of October 28, 2002, 92,572 shares of Common Stock remained available for issuance under the Employee Stock Purchase Plan. At the Annual Meeting, the shareholders are being asked to approve this amendment to the 1997 Employee Stock Purchase Plan.


Description of the 1997 Employee Stock Purchase Plan

Introduction

     The Stock Purchase Plan is intended to provide a means through which the Company allows employees of the Company and its subsidiaries to aquire a stock ownership interest in the Company in order to assist the Company and its subsidiaries in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such employees to exert maximum efforts for the success of the Company.

Purpose

     The purpose of the Stock Purchase Plan is to provide a means by which employees of the Company and its subsidiaries can be given an opportunity to purchase the Company's Common Stock through payroll deductions. The Stock Purchase Plan is an employee stock purchase plan under Internal Revenue Code Section
423. That section provides certain tax benefits to employees, as explained below. The Stock Purchase Plan authorizes the reservation of 400,000 shares of Common Stock for issuance under the Stock Purchase Plan. The amendment to the Stock Purchase Plan, if approved by shareholders, would increase the number of shares of Common Stock reserved under the Stock Purchase Plan to 600,000.

Administration

     The Stock Purchase Plan is administered by the Compensation Committee. The Compensation Committee has the full power, discretion and authority to interpret and administer the Stock Purchase Plan and the rights granted under it. The Compensation Committee may delegate administrative functions to employees of the Company.

Eligibility

     Once the Stock Purchase Plan becomes effective, any person who is employed by the Company or its subsidiaries is eligible to participate in the Stock Purchase Plan on the first day of any January or July following the employee's commencement of employment with the Company. An employee is not eligible for the grant of any rights under the Stock Purchase Plan if, immediately after such grant, the employee would own, directly or indirectly, 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company, including any stock that the employee may purchase under all outstanding options.

Participation in the Plan

     Eligible employees become participants in the Stock
Purchase Plan by electing payroll deductions in increments of not less than $10 per pay period.

Periods of Plan Operation

     The Plan operates over two semi-annual purchase periods each year. One period will begin on the first trading day of January and end on the last trading day of June. The second period will begin on the first trading day of July and end on the last trading day of December. The first trading days of January and July are each a "Grant Date" and the last trading days of June and December are each an "Investment Date".

Purchase Price

     The purchase price per share for the semi-annual period at which shares are sold under the Stock Purchase Plan equals the lower of (a) 85% of the fair market value of a share of Common Stock on the Grant Date for the semi-annual period, or (b) 85% of the fair market value of a share of Common Stock on the Investment Date for that semi-annual period. Fair market value is defined as the closing trading price of the Common Stock on the relevant date. The Compensation Committee, at its discretion, may increase the percentage above 85%.

Purchase of Stock

     By executing an election to participate in the Stock
Purchase Plan, the employee is entitled to purchase shares under such plan. On each Investment Date, the Company will apply the funds in the participant's account to the purchase of shares of its Common Stock in full and fractional shares. If the aggregate number of shares to be purchased on any Investment Date would exceed the maximum aggregate number available under the Stock Purchase Plan, the shares available will be allocated among such participants in proportion to their contributions during the semi-annual period. The shares may be purchased from the Company or on the open market, at the discretion of the Company. If shares are purchased on the open market, the Company pays any brokerage and other costs and discount below the market price.

Termination of Employment

     An employee's participation in the Stock Purchase Plan will be terminated when the employee retires, terminates active employment, or dies. The employee will receive a certificate for the shares in his Investment Account and a cash refund of his Payroll Deduction Account.

Restrictions on Transfer

     Rights granted under the Stock Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted, except: (a) to the extent that an employee is permitted to designate a beneficiary as provided in the Stock Purchase Plan, (b) to the extent permitted by will or the laws of descent and distribution if no such beneficiary has been designated, and (c) pursuant to a qualified domestic relations order.

Duration and Termination

     The Compensation Committee or the Board may suspend or terminate the Stock Purchase Plan at any time. Unless earlier terminated by action of the Board or the Compensation Committee, the Stock Purchase Plan will remain in effect until such time as no shares of Common Stock remain available for issuance under the Stock Purchase Plan and the Company and employees have no further rights or obligations under the Stock Purchase Plan.

Federal Income Tax Information

     Rights granted under the Stock Purchase Plan are intended to qualify under the provisions of Internal Revenue Code Sections 421 and 423. Under these provisions, a participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received. Other than this tax, no income will be taxable to a participant until disposition of the shares acquired, and the method of taxation will depend upon the holding period of the purchased shares.

     If the stock is disposed of at least two years after the Grant Date and more than one year after the stock is acquired by the participant on an Investment Date, then the lesser of (a) the excess of the fair market value of the stock at the time of such disposition over the purchase price, or (b) the excess of the fair market value of the stock as of the Grant Date over the purchase price (determined as of the Grant Date) will be treated as ordinary income. Any further gain or any loss will be taxed as a mid-term capital gain or loss if held 18 months or less from the Investment Date or long-term capital gain or loss if held more than 18 months from the Investment Date.

     If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the Investment Date over the purchase price will be treated as ordinary income at the time of such disposition, and the Company may, in the future, be required to withhold income taxes relating to such ordinary income from other payments made to the participant. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the date of purchase, the same amount of ordinary income is attributed to the participant, and a capital loss will be recognized equal to the difference between the sales price and the fair market value of the stock on such purchase date. Any capital gain or loss will be long-term if the stock is held for more than 18 months, mid-term if held more than one year, or short-term if held one year or less.

     There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Stock
Purchase Plan. The Company generally is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant.

    The Board of Directors recommends a vote FOR approval of
                      the amendment to the
     Comtex News Network, Inc. 1997 Employee Stock Purchase
                              Plan.

                         PROPOSAL NO. 3

             APPROVAL OF REINCORPORATION IN DELAWARE

General

     The Board of Directors has approved a proposal to change the Company's state of incorporation from New York to Delaware, subject to shareholder approval. The Reincorporation will be effected by merging the Company with and into New Comtex, Inc. ("New Comtex"), a Delaware corporation formed by the Company for the purpose of the Reincorporation, in accordance with the terms of an Agreement and Plan of Merger (the "Merger Agreement"). A copy of the form of Merger Agreement is attached to this Proxy Statement as Appendix A, and statements herein regarding such Agreement are qualified by reference to the complete Merger Agreement.

     Upon the effective date of the Reincorporation, each outstanding share of the Company's Common Stock will automatically become one share of the common stock of New Comtex (the "New Comtex Common Stock"). The Company will cease to exist as a New York corporation, and New Comtex will be the continuing or surviving corporation of the Reincorporation. Thus, New Comtex will succeed to all of the business and operations, own all of the assets and other properties and will assume and become responsible for all of the liabilities and obligations of the Company. The Reincorporation, therefore, will not involve any change in the business, properties or management of the Company. The name of the surviving company will be Comtex News Network, Inc. The persons serving as officers and directors of the Company will serve as the officers and directors of Comtex after the Reincorporation, see Proposal 1, "Election of Directors."


Purpose of Merger and Reincorporation

     The purpose of the Reincorporation is to change the state of incorporation and legal domicile of the Company from New York to Delaware. The Board of Directors believes that this change in the domicile would be in the best interests of the Company and its shareholders. The Company was incorporated in New York in 1980. Delaware has long been a leading state in adopting, construing and implementing comprehensive and flexible corporate laws that respond to the legal and business needs of corporations. As a result, the Delaware General Corporation Law (the "DGCL") is widely regarded to be one of the best-defined bodies of corporate law in the United States. The Delaware legislature is particularly sensitive to corporate law issues, and Delaware courts have developed considerable expertise in construing Delaware's corporate law. Accordingly, the Board of Directors believes that Delaware law would provide greater predictability in the Company's legal affairs than is currently available under New York law.

     The interests of the Company's Board of Directors, management and affiliated shareholders in voting on the Reincorporation proposal may not be the same as those of unaffiliated shareholders. Delaware law does not afford minority shareholders some of the rights and protections available under New York law. A discussion of the principal differences between New York and Delaware law as they affect shareholders is set forth below in the section entitled "Significant Changes Caused by the Reincorporation."

Authorized Shares of Stock

     The Company's Certificate of Incorporation authorizes 18,000,000 shares of Common Stock, par value $0.01 per share, of which 13,140,893 shares of Common Stock are issued and outstanding as of the Record Date. New Comtex's Certificate of Incorporation authorizes 25,000,000 shares of Common Stock and 5,000,000 in Preferred Stock, par value $0.01 per share. No shares of any capital stock will be issued by New Comtex in connection with the Reincorporation, other than the shares of New Comtex Common Stock to be issued for the Company's outstanding Common Stock and the grant of options in exchange for any options then outstanding for the purchase of the Company's Common Stock.

Conversion of the Stock

     Assuming shareholder approval of this proposal, as soon as the Reincorporation becomes effective, each outstanding share of the Company's Common Stock will automatically convert into and be exchanged for one share of New Comtex Common Stock, and the Company shareholders will automatically become stockholders of New Comtex.

     In addition, each outstanding option, right or warrant to acquire shares of the Company's Common Stock outstanding upon the Reincorporation will be converted into an option, right or warrant to acquire the same number of shares of New Comtex Common Stock. Any Company employee benefit plan in effect will be continued by New Comtex following the Reincorporation.

     Therefore, beginning on the effective date of the Reincorporation, each Comtex stock certificate that was outstanding immediately prior to the Reincorporation will automatically represent the same number of New Comtex, Inc. shares. Stockholders of the Company need not exchange their stock certificates for New Comtex, Inc. stock certificates. Likewise, stockholders should not destroy their old certificates and should not send their old certificates to the Company, either before or after the effective date of the Reincorporation. Shareholders do not have any statutory appraisal rights on the Reincorporation.

Transferability of Shares

     Shareholders whose shares of the Company's Common Stock are freely tradable before the Reincorporation will own shares of New Comtex that are freely tradable after the Reincorporation. Similarly, any shareholders holding securities with transfer restrictions before the Reincorporation will hold shares of New Comtex that have the same transfer restrictions after the Reincorporation. For purposes of computing the holding period under Rule 144 of the Securities Act, those who hold New Comtex stock certificates will be deemed to have acquired their shares on the date they originally acquired their Company Common Stock.

     After the Reincorporation, New Comtex will continue to be a publicly held company, and, like the Company's shares, shares of New Comtex will be quoted on the OTC Bulletin Board, under the same trading symbol and CUSIP number. New Comtex will also file with the SEC and provide to its stockholders the same types of information that the Company has previously filed and provided.

Certain Federal Income Tax Consequences of the Reincorporation

     The discussion of U.S. federal income tax consequences set forth below is for general information only and does not purport to be a complete discussion or analysis of all potential tax consequences that may apply to a shareholder. Shareholders are urged to consult their tax advisors to determine the particular tax consequences of the Reincorporation, including the applicability and effect of federal, state, local, foreign and other tax laws.

     The following discussion sets forth the principal U.S. federal income tax consequences of the Reincorporation to the Company shareholders who hold their shares as a capital asset.
It does not address all of the federal income tax consequences that may be relevant to a particular shareholder based upon their individual circumstances or to shareholders who are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign holders or holders who acquired their shares pursuant to the exercise of employee stock options or otherwise as compensation.

     The following disclosure is based on the Internal Revenue Code regulations, rulings and decisions in effect as of the date of this Proxy Statement, all of which are subject to change, possibly with retroactive effect, and to differing interpretations. The following disclosure does not address the tax consequences to our shareholders under state, local and foreign laws. The Company has neither requested nor received a tax opinion from legal counsel with respect to the consequences of reincorporation. No rulings have been or will be requested from the Internal Revenue Service as to the consequences of the Reincorporation. There can be no assurance that future legislation, regulations, administrative rulings or court decisions would not alter the consequences set forth below.

     The Reincorporation provided for in the Merger Agreement is intended to be a tax-free reorganization under the Code.
Assuming the Reincorporation qualifies as a tax-free reorganization, no gain or loss will be recognized to the holders of the Company's capital stock as a result of consummation of the Reincorporation, and no gain or loss will be recognized by the Company or New Comtex. Each former holder of the Company's Common Stock will have the same basis in the capital stock of New Comtex received by that holder pursuant to the Reincorporation as that holder has in the Company's Common Stock held by that holder at the time the Reincorporation is consummated. Each shareholder's holding period with respect to New Comtex's Common Stock will include the period during which that holder held the corresponding Company Common Stock, provided the latter was held by such holder as a capital asset at the time the Reincorporation was consummated.

Accounting Treatment

     In accordance with accounting principles generally accepted in the United States, the Company expects that the Reincorporation will be accounted for as a reorganization of entities under common control and recorded at historical cost.

Regulatory Approvals

     The Reincorporation will not be consummated until after shareholder approval. The Company will obtain all required consents of governmental authorities, including the filing of a Certificate of Merger with the Secretary of State of New York and the filing of a Certificate of Merger with the Secretary of State of Delaware.

Significant Changes Caused by the Reincorporation

     Delaware law differs in certain respects from New York law. Although it is not practical to compare all the differences between the laws of governing corporations in New York and Delaware, the following discussion provides a summary of certain material differences which may affect the rights of shareholders. The Company's corporate affairs are governed at present by the Business Corporation Law of New York (the "New York Law"), by its Certificate of Incorporation filed in New York (the "New York Certificate") and by the Bylaws adopted pursuant to New York Law (the "New York Bylaws"). Following the Reincorporation, the Company's corporate affairs will be governed by the DGCL, by the Certificate of Incorporation of New Comtex (the "Delaware Certificate") and by the Bylaws of New Comtex (the "Delaware Bylaws"). The discussion below regarding Delaware Law and New York Law is current as of the date of this Proxy Statement.
There may be changes in either or both Delaware or New York Law that could affect the analysis below. Both sets of Certificates of Incorporation and Bylaws are available for inspection during business hours at the Company's principal executive offices. In addition, copies may be obtained by writing to the Company at Comtex News Network, Inc., 4900 Seminary Road, Suite 800, Alexandria, VA, 22311, Attention: Corporate Secretary.

     Under New York Law, a person who owns stock of the Company is referred to as a "shareholder;" while under Delaware Law, such person is known as a "stockholder." Such terms have the same meaning and are used herein interchangeably.

     Action by Written Consent of Shareholders in lieu of a Shareholder Vote. New York Law allows shareholders to act by written consent in lieu of a meeting only by unanimous written consent of those shareholders who would have been entitled to vote on a given action at a meeting, unless the Certificate of Incorporation permits that action to be taken by the holders of outstanding shares having at least the minimum number of votes required to authorize the action at a meeting at which all shares entitled to vote thereon were present and voted. The New York Certificate does not contain such a provision. Conversely, Delaware Law states that unless the Certificate of Incorporation provides otherwise, stockholders may act by written consent of at least the minimum number of votes required to authorize that action at a meeting at which all shares entitled to vote thereon were present and voted. The Delaware Certificate prohibits any action by stockholders to be taken by written consent.

     Amendment of Certificate of Incorporation. Delaware Law allows a Board of Directors to recommend that stockholders amend the Certificate of Incorporation, and a majority of the shares entitled to vote at a stockholders' meeting are sufficient to approve that amendment. The Delaware Certificate generally requires the approval of at least 80% of the outstanding voting stock to amend the following provisions: (1) the limitation on voting rights of persons who directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of equity security of the Company; (2) the inability of stockholders to act by written consent; (3) the inability of stockholders to call special meetings of stockholders; (4) the division of the Board into three staggered classes; (5) the ability of the Board to fill vacancies on the Board; (6) the inability to deviate from the manner prescribed in the Bylaws by which stockholders nominate directors and bring other business before meetings of stockholders; (7) the requirement that at least 80% of stockholders must vote to remove directors, and can only remove directors for cause; (8) the ability of the Board to amend and repeal the Bylaws; and (9) the ability of the Board to evaluate a variety of factors in evaluating offers to purchase or otherwise acquire the Company. Under New York Law, except for certain ministerial changes to the Certificate of Incorporation that the Board of Directors may authorize and except as otherwise required by the Certificate of Incorporation, the Board of Directors may recommend an amendment to the Certificate of Incorporation for approval by shareholders. A majority of the shares entitled to vote at a shareholders' meeting is sufficient to approve that amendment.

     Who May Call a Special Meeting of Shareholders. Under both New York Law and Delaware Law, the Board of Directors or anyone authorized in the Certificate of Incorporation or Bylaws may call a special meeting of shareholders. Currently, the New York Bylaws provide that a special meeting can be called by the President or the Board of Directors. The Delaware Bylaws provide that a meeting of stockholders may be called by a majority of the Board of Directors or the Chairman of the Board.

     Right of Shareholders to Inspect Shareholder List. Under New York Law, a shareholder of record may inspect the list of shareholders of record at any meeting of shareholders upon the request thereat or prior thereto. Under Delaware Law, any stockholder may, upon making a demand under oath stating the purpose thereof, inspect the stockholders' list for any purpose reasonably related to that person's interest as a stockholder.
In addition, for at least ten days prior to each stockholder's meeting, as well as at the meeting, a Delaware corporation must make available for examination a list of stockholders entitled to vote at the meeting.

     Vote Required for Certain Transactions.  Until
February 1998, New York Law required the holders of at least two-thirds of the outstanding stock of a New York corporation at a meeting of the stockholders to approve certain mergers, consolidations or sales of all or substantially all the corporation's assets that may occur outside the ordinary course of business. Since February 1998, a New York corporation then in existence, which would include the Company, may provide in its Certificate of Incorporation that the holders of a majority of the outstanding stock may approve such transactions. The Company has not, however, adopted such a provision in its Certificate of Incorporation, and so the holders of at least two-thirds of the Company's outstanding stock must approve such transactions.

     Under Delaware Law, unless the Certificate of Incorporation or Bylaws provide otherwise (but in no case shall a quorum consist of less than a majority of the outstanding stock entitled to vote on such transactions), the holders of a majority of the outstanding stock entitled to vote on such transactions have the power to approve a merger, consolidation, or sale of all or substantially all the assets. The Delaware Certificate contains provisions requiring the affirmative vote of at least 80% of the voting stockholders to approve certain transactions, which include, but are not limited to, the following: (1) mergers or consolidations; (2) sales, leases, exchanges, mortgages, pledges, transfers or other dispositions of 10% or more of the aggregate market value of all assets of the corporation or outstanding stock of the corporation; (3) any transactions resulting in the issuance or transfer by the corporation of stock in the corporation to the interested stockholder except in limited instances; (4) adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on the behalf of an interested stockholder; and (5) any other transaction, with certain exceptions, that increases the proportionate share of the stock owned by the interested stockholder. Notwithstanding the foregoing, under Delaware Law the vote of the stockholders of the surviving corporation is not required to authorize a merger unless the Certificate of Incorporation states otherwise, if these three conditions are met: (1) the merger agreement does not amend the surviving corporation's Certificate of Incorporation; (2) each share of stock of the surviving corporation that is outstanding or in the treasury immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of the surviving corporation after the effective date; and (3) the merger results in no more than a 20% increase in its outstanding common stock.

     Special vote requirements may apply to certain business combinations with interested shareholders. See the discussion of these requirements below under the heading "Business Combinations with Interested Shareholders."

     Limitations of Directors' Liability. Both New York Law and Delaware Law permit a corporation to limit a director's personal liability for actions taken in that director's official capacity. Under New York Law, a director is not liable to the corporation for the benefit of its creditors or shareholders for damages if the director has acted in good faith and with the same degree of care that an ordinarily prudent person would exercise in similar circumstances. New York Law also permits a corporation to include in its Certificate of Incorporation a provision eliminating or limiting the personal liability of a director, with certain specific exceptions, to the corporation or its shareholders for damages for any breach of duty in that capacity. The New York Certificate contains such a provision. Under Delaware Law, limits on a director's liability must be addressed in the Certificate of Incorporation. The Delaware Certificate limits directors' monetary liability to the fullest extent permitted by Delaware Law. However, in some cases directors may be liable despite these limitations. Delaware Law forbids any limitation of liability where (1) a director breached the duty of loyalty to the corporation or its stockholders, (2) a director's acts or omissions were not in good faith or involved intentional misconduct or a knowing violation of law, (3) a director received an improper personal benefit from a transaction involving the corporation, or (4) a director authorized an unlawful dividend or stock repurchase or redemption.

     Indemnification of Directors and Officers. With some variations, both New York Law and Delaware Law allow a corporation to "indemnify," that is, to make whole, any person who is or was a director or officer of the corporation if that person is held liable or incurs costs for something that person did or failed to do in an official capacity.

     Additionally, each of the two laws permits a corporation to purchase insurance for its directors and officers against some or all of the costs of such indemnification or against liabilities arising from actions and omissions of the insured person, even though the corporation may not have power to indemnify the person against such liabilities. New York Law, however, restricts the types of claims that may be made under insurance purchased by the corporation against these liabilities and restricts what costs may be covered by insurance. For example, there would be no insurance coverage if the person to be indemnified was guilty of deliberate dishonesty and that dishonesty was material to the event that produced the claim, or if the person gained some financial profit or other advantage to which he or she was not legally entitled.

     If the Reincorporation is approved by the Company's shareholders, the New York Law indemnification provisions will continue to apply to acts and omissions that occurred prior to the effective date of the Reincorporation.

     Transactions with Interested Directors. Both Delaware Law and New York Law provide several methods for establishing the validity of transactions between a corporation and interested directors, including a vote by the uninterested directors or the shareholders, if the material facts as to the director's interest are disclosed in good faith to the Board of Directors or shareholders, respectively. However, Delaware Law also provides that a contract between a director and the corporation may be valid if it is fair to the corporation as of the time it is authorized by the Board or shareholders, even if the interested director's votes are counted.

     Appraisal Rights. Generally, "appraisal rights" entitle dissenting shareholders to receive the fair value of their shares in a merger or consolidation of a corporation or in a sale of all or substantially all its assets. New York Law also extends appraisal rights to an exchange of a corporation's shares. New York Law provides that dissenting shareholders have no appraisal rights if their shares are listed on a national securities exchange, such as the OTC Bulletin Board. However, in the case of shares not listed on an exchange, appraisal rights under New York Law allow a voting and dissenting shareholder of a New York corporation, with various exceptions, to receive fair value for its shares in such transactions. One exception is a merger between a parent corporation and its subsidiary when the parent owns at least 90% of the subsidiary. In this case, a shareholder of the parent corporation has no appraisal rights. When appraisal rights are available, the shareholder may have to request the appraisal and follow other required procedures.

     Similarly, under Delaware Law, appraisal rights are not available to a stockholder if, among other things, the corporation's shares are listed on a national securities exchange, such as the OTC Bulletin Board or held by more than 2,000 stockholders of record, or if the corporation will be the surviving corporation in a merger that does not require the approval of the surviving corporation's stockholders. However, under Delaware Law, regardless of the foregoing, a dissenting shareholder in a merger or consolidation has appraisal rights unless the transaction requires the exchange of shares for something other than one or more of the following: (1) shares of stock of the surviving corporation or of a new corporation that results from the merger or consolidation; (2) shares of another corporation that will be listed on a national securities exchange, designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held by more than 2,000 stockholders of record after the merger or consolidation occurs; or (3) cash instead of fractional shares of the surviving corporation or another corporation.

     Business Combinations with Interested Shareholders. Under New York Law, an interested shareholder is generally prohibited from entering into certain types of business combinations with a New York corporation for a period of five years after becoming an "interested shareholder," unless the Board of Directors approved either the business combination or the acquisition of stock by the interested shareholder before the interested shareholder acquired its shares. An "interested shareholder" under New York Law is generally a beneficial owner of at least 20% of the corporation's outstanding voting stock or is an affiliate or associate of a corporation who owned at least 20% of the outstanding stock within the preceding five years. "Business combinations" under New York Law include the following:
(1) mergers and consolidations with an interested shareholder or between corporations where the interested shareholder is an affiliate; (2) sales, leases, mortgages, pledges, transfers or other dispositions to an interested shareholder of assets with an aggregate market value which either equals 10% or more of the corporation's consolidated assets or outstanding stock, or represents 10% or more of the consolidated earning power or net income of the corporation; (3) issues and transfers to an interested shareholder of stock with an aggregate market value of 5% or more of the aggregate market value of the outstanding stock of the corporation; (4) liquidation or dissolution of the corporation proposed by or in connection with an interested shareholder; (5) reclassification or recapitalization of securities, merger, consolidation or other transaction with an interested shareholder that would increase the proportionate stock ownership of an interested shareholder; and (6) the receipt by an interested shareholder of benefit from loans, guarantees, pledges or other financial assistance or tax benefits provided by the corporation.

     Delaware Law generally prohibits an interested stockholder from entering into certain types of business combinations with a Delaware corporation for three years after becoming an interested stockholder unless: (1) before the stockholder became an interested stockholder, the Board of Directors approved the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding, subject to technical calculation rules; or (3) on or after the time the interested stockholder became an interested stockholder, the Board of Directors approved the business combination, and at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder also ratified the business combination at a stockholders' meeting.

     An "interested stockholder" under the Delaware Certificate is any person other than the corporation and its majority-owned subsidiaries who owns directly or indirectly at least 10% of the outstanding voting stock or is an affiliate or associate of the corporation who owned directly or indirectly at least 10% of the outstanding stock within the preceding two years, and this definition includes affiliates of the corporation. Business Combinations under Delaware Law include: (1) mergers or consolidations; (2) sales, leases, exchanges, mortgages, pledges, transfers or other dispositions of 10% or more of the aggregate market value of all assets of the corporation or outstanding stock of the corporation; (3) any transactions resulting in the issuance or transfer by the corporation of securities in the corporation to the interested stockholder except in limited instances; (4) adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on the behalf of an interested stockholder; and (5) any other transaction, with certain exceptions, that increases the proportionate share of the stock owned by the interested stockholder.

     Proxies. Under New York Law, a proxy cannot be voted or acted upon after 11 months from its date unless the proxy provides for a longer period. Under Delaware Law a proxy cannot be voted or acted upon after three years from its date unless the proxy provides for a longer period.

     Nomination of Directors. Neither the New York Certificate nor the New York Bylaws contain provisions regarding the nomination of directors. The Delaware Bylaws provide that nominations of directors may be made at annual meetings of stockholders by or at the direction of the Board of Directors, or by any stockholder entitled to vote for the election of directors at such annual meeting who provides timely notice to the Secretary of the Company.

     Preemptive Rights. Preemptive rights are the right to purchase shares or other securities to be issued by the Company with the purpose of maintaining percentage ownership in the corporation. Under New York Law, shareholders of corporations incorporated prior to February 22, 1998 are entitled to preemptive rights unless specifically provided otherwise in the Certificate of Incorporation. The New York Certificate specifically provides otherwise. Under Delaware Law, preemptive rights must be specifically granted to the stockholders in the Certificate of Incorporation. The Delaware Certificate does not grant such rights.

     Other Changes to Reflect Technical Differences Between Delaware Law and New York Law. In addition to the changes described above, certain technical changes have been made in the Delaware Certificate and Delaware Bylaws from the New York Certificate and New York Bylaws to reflect differences between Delaware Law and New York Law. Such technical changes include designation of a registered office and registered agent in the State of Delaware for jurisdiction in certain claims against the Company.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
         THAT SHAREHOLDERS VOTE FOR THE REINCORPORATION.
 A VOTE FOR THE REINCORPORATION WILL CONSTITUTE APPROVAL OF THE MERGER, THE DELAWARE CERTIFICATE, THE DELAWARE BYLAWS, AND ADOPTION AND ASSUMPTION
  BY NEW COMTEX OF ANY EXISTING COMPANY STOCK OPTIONS, EMPLOYEE
                  BENEFIT PLANS AND AGREEMENTS.

                         PROPOSAL NO. 4

 AMENDMENT TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK
       TO 25,000,000 AND TO ADD A CLASS OF PREFERRED STOCK

     The Board of Directors has approved, subject to stockholder approval, an Amendment to the Company's Certificate of Incorporation to authorize an increase from 18,000,000 shares of Common Stock to 25,000,000 shares of Common Stock, par value $0.01, and to authorize up to 5,000,000 shares of Preferred Stock, par value $0.01, the rights and preferences to be determined by the Board of Directors. The Company proposes to amend Article 3 of the Company's Certificate of Incorporation or adopt the New Comtex, Inc. Certificate of Incorporation if the Reincorporation is approved by the shareholders to read as follows:

     "3. The total number of shares of capital stock of the Company that the Company shall have authority to issue is Thirty Million (30,000,000), of which Twenty-Five Million (25,000,000) shares having a par value of $0.01 shall be designated Common Stock; and Five Million (5,000,000) shares having a par value of $0.01 shall be designated as Preferred Stock."

     Common Stock

     The shares of Common Stock shall be alike and equal in all respects and shall have one vote for each share. After any requirements with respect to preferential dividends, if any, on the Preferred Stock have been met, then, and not otherwise, dividends payable in cash or in any other medium may be declared by the Board of Directors and paid on the shares of Common Stock. After distribution in full of the preferential amount, if any, to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Company, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Company of whatever kind available for distribution to stockholders ratably in proportion to number of shares of Common Stock held by them respectively.

     Preferred Stock

     The designations, powers, preferences, rights, qualifications, limitations and restrictions of the Preferred Stock are as follows:

     The Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors may determine pursuant to a resolution or resolutions providing for such issuance duly adopted by the Board (authority to do so being hereby expressly vested in the Board) and such resolution or resolutions shall also set forth, with respect to each such series of Preferred Stock, the following:

     (1) The distinctive designation, stated value and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

     (2) The rate of dividend, if any, on the shares of that series, whether dividends shall be cumulative and, if so, from which date, and the relative rights of priority, if any, of payment of dividends on shares of that series over shares of any other series;

     (3) Whether the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, or the property or rights, including securities of any other corporation, payable in case of redemption;

     (4) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amounts payable into such sinking fund;

     (5) The rights to which the holders of the shares of that series shall be entitled in the event of voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Company, and the relative rights of priority, if any, of payment of shares of that series;

     (6) Whether the shares of that series shall be convertible into or exchangeable for shares of capital stock of any class or any other series of Preferred Stock and, if so, the terms and conditions of such conversion or exchange including the rate of conversion or exchange, the date upon or after which they shall be convertible or exchangeable, the duration for which they shall be convertible or exchangeable, the event upon or after which they shall be convertible or exchangeable at whose option they shall be convertible or exchangeable, and the method of adjusting the rate of conversion or exchange in the event of a stock split, stock dividend, combination of shares or similar event;

     (7) Whether the shares of that series shall have voting rights in addition to the voting rights provided by law and, if so, the terms of such voting rights;

     (8) Whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series; and

     (9) Any other preferences, privileges and powers, and relative, participating, optional or other special rights, and qualification, limitation or restriction of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation and to the full extent now or hereafter permitted by the laws of the state of incorporation.

     The Board of Directors believes that it is advisable and in the best interests of the Company to have available additional authorized but unissued shares of Common Stock and Preferred Stock to provide for future needs. Currently, the Company has authorized 18,000,000 shares of Common Stock with 13,140,893 shares of Common Stock issued and outstanding and 4,820,828 shares of Common Stock reserved for stock option grants, other benefit plans, warrants and convertible debt. Currently the Company has no authority to issue Preferred Stock. In the event shareholders do not approve the Reincorporation (see Proposal 3), the Company will need additional authorized shares of Common Stock. The additional but unissued shares of Common and Preferred Stock will be available for issuance from time to time by the Company at the discretion of the Board of Directors, normally without further stockholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules), for any proper corporate purpose including, among other things, future acquisitions of property or securities of other corporations, stock dividends, stock splits, stock options, convertible debt and equity financing. The Company's Board of Directors believes that the additional but unissued Common Stock may be necessary for future financing and to attract potential new equity capital to carry out the Company's business objectives.

 The Board of Directors Unanimously Recommends that Shareholders Vote
FOR the Amendment to the Certificate of Incorporation to Increase the Number of Shares of Authorized Common Stock and to add a class of Preferred Stock. In the event the Reincorporation Proposal and Amendment to
 Increase the Number of Authorized Shares of Common Stock and to add a class of Preferred Stock are not approved by shareholders, the Company will continue as a New York corporation under its present Certificate of Incorporation but with only 18,000,000 shares of Common Stock authorized, of which 13,140,893 are outstanding and 4,820,828 are reserved for issuance.

                         PROPOSAL NO. 4

             RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors has appointed the firm of Ernst & Young LLP ("Ernst & Young") as the Company's independent auditors for the fiscal year ending June 30, 2003. The Board of Directors believes it is appropriate to seek shareholder ratification of this appointment in light of the critical role played by independent auditors in maintaining the integrity of Company financial controls and reporting. Ernst & Young were the Company's independent auditors for the prior fiscal year.

     A representative of Ernst & Young is expected to attend the Annual Meeting. The representative will have the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions from shareholders.

     The following table sets forth the aggregate fees billed or to be billed by Ernst & Young LLP for the following services during fiscal 2002:

                Description of Services       Fees
               ------------------------      -------
             Audit fees <F1>               $  64,155
             All other fees                $       0
                                           ---------
             Total                         $  64,155

<F1> Audit Fees:  represents the aggregate fees billed or to be billed for professional services rendered for the audit of our fiscal year 2002 annual financial statements and for the review of the financial statements included in our quarterly reports during such period.


Vote Required; Recommendation of the Board of Directors

     Although not required to be submitted for shareholder approval, the Board of Directors has conditioned its appointment of its independent auditors upon receiving the affirmative vote of a majority of the shares represented, in person or by proxy at the Annual Meeting. In the event the shareholders do not approve the selection of Ernst & Young LLP, the appointment of independent auditors will be reconsidered by the Board of Directors.


    The Board of Directors recommends a vote FOR ratification
                      of Ernst & Young LLP
           as Independent Auditors for the Company for
                        Fiscal Year 2003.

                     EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth information concerning all compensation paid or accrued by the Company to its Chief
Executive Officer, President and the other executive officers of the Company who earned total salary and bonus in excess of $100,000 during the fiscal year ended June 30, 2002
(collectively, the "Named Executive Officers"):

                                      Annual Compensation         Long-Term
                                                                Compensation
                                                                   Awards
        Name and         Fiscal                                    Shares       All Other
   Principal Position     Year       Salary        Bonus         Underlying    Compensation
                                                                   Options
 ---------------------    ------   -----------  ----------       ----------    -----------

C.W. Gilluly <F1>        2002       $   73,405       -                -             -
Chairman                 2001       $   74,149       -                -             -
                         2000       $   70,123       -                -             -

Charles W. Terry <F2>    2002       $  198,600   $    52,216          -             -
President and            2001       $  194,492   $    32,777          -             -
Chief Executive Officer  2000       $  169,438   $   295,715          -             -

Robin Y. Deal <F3>       2002       $  106,369   $     9,180      75,000 <F6>        -
Vice President, Finance  2001       $   93,484   $    12,500      50,000 <F6>        -
 & Accounting            2000       $   70,720   $     4,860      12,000 <F6>        -

Slawek Ligier <F4>       2002       $  160,000   $    14,000     125,000 <F6>        -
Vice President           2001       $   61,539         -         100,000 <F6>        -
Chief Technology Officer

Martin A. Greif <F5>     2002       $  111,373   $     7,000    100,000 <F6>        -
Vice President                                                                      -
Sales and Marketing

<F1> Dr. Gilluly served as President of the Company from June
     1992 until May 1993 and as Chief Executive Officer from
     June 1992 to September 1997. He continues to serve the Company as its Chairman. See "Executive Compensation -
     Board of Directors Interlocks and Insider Participation."

<F2> Mr. Terry was appointed President of the Company in August
     1994.  He was appointed Chief Executive Officer in September
     1997.

<F3> Ms. Deal was appointed Vice President, Finance & Accounting in January 2001.

<F4> Mr. Ligier was appointed Vice President, Chief Technology
     Officer in January 2001.

<F5> Mr. Greif was appointed Vice President, Sales and Marketing in January 2002. In Fiscal year 2002, Mr. Greif earned a base salary of $94,231 and commissions of $17,142 based on the Company's achieving or exceeding certain targeted revenue goals.

<F6> Granted pursuant to the Company's 1995 Stock Option Plan.
     See "Executive Compensation - Stock Option Grants."

Stock Option Grants


     The following table provides details regarding all stock options granted to the Named Executive Officers during the fiscal year ended June 30, 2002:

                               Option Grants in Fiscal Year 2002



                                                                                      Potential
                    Number of        % of Total                              Realizable Value at Assumed
                     Shares           Options       Exercise Expiration      Annual Rates of Stock Price
Name               Underlying         Granted        Price      Date       Appreciation for Option Term (3)
                     Options       in Fiscal Year                              5%               10%
                     Granted
-------          --------------  ---------------    -------  -------     -----------------------------

C.W. Gilluly            -                -             -         -              -                -

Charles W. Terry        -                -             -         -              -                -

Robin Deal            25,000<F1>       2.91%        $0.45    10/01/2011   $  7,075         $     17,930
                      50,000<F2>       5.82%        $0.52    01/02/2012   $ 16,351         $     41,437

Slawek Ligier         50,000<F1>       5.82%        $0.45    10/01/2011   $ 14,150         $     35,859
                      75,000<F2>       8.73%        $0.52    01/02/2012   $ 24,527         $     62,156


Martin A. Greif      100,000<F2>      11.63%        $0.52    01/02/2012   $ 32,703         $     82,875



<F1> Options vest one-half upon the date of grant, and one-half each on the first anniversary of the date of grant, and expire 10 years after the grant date. The option exercise price is 100% of the fair market value on the date of grant. Options are exercisable for a period of 90 days after termination of employment to the extent vested at that time.

<F2> Options vest one-third each upon the first, second and third anniversaries of the date of grant, and expire 10 years after the grant date. The option exercise price is 100% of the fair market value on the date of grant. Options are exercisable for a period of 90 days after termination of employment to the extent vested at that time.

<F3> Amounts represent hypothetical gains that could be achieved if exercised at the end of the option term. The dollar amounts under these columns assume 5% and 10% compounded annual appreciation in the Common Stock from the date the respective options were granted. These calculations and assumed realizable values are required to be disclosed under Securities and Exchange Commission rules and, therefore, are not intended to forecast possible future appreciation of common stock or amounts that may be ultimately realized upon exercise. The Company does not believe this method accurately illustrates the potential value of a stock option.


     Set forth below is certain information as of June 30, 2002 regarding equity compensation to directors and executive officers of the Company that has been approved by stockholders.

Equity compensation plans    Number of securities to be       Weighted   Number of securities
approved by stockholders     issued upon exercise of          average    remaining available for
                            outstanding options and rights    exercise   issuance under plan
                                                              price
1995 Stock Option Plan            1,129,733                     $0.72             801,213


Options Exercised and Year-End Option Values

   The following table sets forth certain information regarding the value of exercised and unexercised options held by the Named
Executive Officers as of June 30, 2002.

                                         Fiscal Year-End Option Values

                       Shares                            Number of Shares        Value of Unexercised
                    Acquired upon   Value Realized    Underlying Unexercised     In-the-Money Options
                     Exercise of     From Exercise   Options at June 30, 2002    at June 30, 2002 <F2>
Name                   Options        Of Options    Exercisable Unexercisable    Exercisable   Unexercisable
                                         <F1>
-------           --------------    -------------   -----------   ------------  ------------   ------------

C.W. Gilluly         4,323,006        $  1,469,822   100,000       -             $   19,000          -

Charles W. Terry       517,175        $    129,933   397,733       -             $   64,169          -

Robin Deal              10,500        $      3,570    79,420     87,580          $    1,050          -

Slawek Ligier            -                  -         75,000     150,000         $     -             -

Martin A. Greif          -                  -           -        100,000         $     -             -

<F1>  Represents the difference between the exercise price and the market value price on the date of exercise.

<F2>  Represents the difference between the exercise price of the outstanding options and the closing bid price of the common stock on June 30, 2002, which was $0.29 per share. Options that have an exercise price greater than the fiscal year-end market value are not included in the value calculation.

Stock Option Plan

   In October 1995, the Board of Directors approved the COMTEX News Network, Inc. 1995 Stock Option Plan, which was approved by shareholders in December 1995. The Plan provides for the issuance of incentive stock options within the meaning of Section 422 of the Internal Revenue Code and non-qualified stock options in order to recruit and retain key employees, consultants and directors.

Compensation of Directors

     During fiscal year 2002, the Company's directors were reimbursed for travel expenses in connection with attendance at Board of Directors' meetings. Non-employee directors of the Company also received a fee of $1,000 for each Board of Directors' meeting attended. Employee directors did not receive additional compensation for Board of Directors' meeting attendance. The Company's directors did not receive any compensation for committee participation during fiscal year 2002.

     In addition to the amounts described above, both Dr. John Sanders, who resigned as a director on August 31, 2002, and Mr. Brunette provided consulting to the Company on business and financial matters for which they each received a monthly retainer of $1,500 during Fiscal Year 2002. Mr. Brunette stopped receiving any consulting fees as of July 2002.


Employment Agreements

     The Company has an employment contract with Mr. Terry, who was appointed President in August 1994 and Chief Executive Officer in September 1997. Under the terms of the agreement dated October 1, 1998, Mr. Terry is employed for a one-year period, subject to renewal at the Company's discretion for two additional one-year terms. The agreement was extended through December 31, 2002. The agreement provides that Mr. Terry is to be paid an initial base salary, subject to annual increases commensurate with annual increases awarded to other executive officers of the Company. The base salary for the fiscal year ended June 30, 2002 was $195,000. Mr. Terry is entitled to receive six months severance pay in the event the Company terminates his employment or determines not to renew his employment agreement or twelve months severance pay in the event his employment is terminated within the first six calendar months after a change in control of the Company, as determined by the Board of Directors, unless his termination is for reasons of gross negligence, willful misconduct, the commission of a felony, or a crime of moral turpitude. Mr. Terry is eligible to receive a bonus based upon the achievement of specified annual gross revenue and net income goals, and to participate in the Company's Stock Option Plan.

     The Company also has severance agreements with Ms. Deal, Mr. Greif and Mr. Ligier. These officers are entitled to receive three months severance pay in the event the Company terminates their employment as part of an overall reduction in work force, or six months severance pay in the event their employment is terminated within the first six calendar months after a change in control of the Company. Whether a change in control has occurred for purposes of these agreements will be determined by the Board of Directors.


Compensation Committee Report on Executive Compensation

   General. The Company believes its compensation policies are designed to provide competitive levels of compensation that integrate with the Company's annual and long-term quantitative and qualitative performance factors. The compensation policies reward above-average corporate performance, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives.

   The Company establishes compensation based on both objective and subjective criteria. Objective criteria include actual versus target annual operating budget performance and actual versus target revenue growth, either as to the Company as a whole, or as to the officer's particular operating unit. Subjective performance criteria encompass evaluation of each officer's initiative and contribution to overall corporate performance, the officer's managerial ability, and the officer's performance in any special projects that the officer may have undertaken. The Company also endorses the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning managements' and shareholders' interests in the enhancement of shareholder value and therefore uses its Stock Option and Stock Purchase Plans to recruit and retain senior management.

Compliance with Internal Revenue Code Section 162(M)

     Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation, whether payable in cash or stock, exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Non-performance-based compensation paid to our executive officers for the 2002 fiscal year did not exceed the $1 million limit per officer, and the compensation committee does not anticipate that any non-performance-based compensation payable to the executive officers for the 2003 fiscal year will exceed that limit. Because it is unlikely that the actual compensation payable to any of our executive officers in the foreseeable future will approach the $1 million limit, the compensation committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the executive officers. The compensation committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1 million level.

2002 Compensation for the Chairman

   Dr. Gilluly, the Company's Chairman, served as Chief Executive Officer until September 1997. The Company has agreed to compensate Dr. Gilluly for his continuing services as Chairman, at the rate of approximately $73,400 for fiscal year 2002. Dr. Gilluly does not have an employment agreement or severance agreement with the Company. In 1995, the Committee granted Dr. Gilluly non-qualified stock options, which are now fully vested, under the 1995 Stock Option Plan to purchase a total of 200,000 shares of the Company's Common Stock at the fair market value on the date of grant, of which 100,000 options remain unexercised. No subsequent grants of options have been made to Dr. Gilluly.


2002 Compensation for the President and Chief Executive Officer

   Mr. Terry was appointed President of the Company in August 1994 and was appointed Chief Executive Officer in September 1997. In October 1998, the Company and Mr. Terry renewed a 1994 agreement regarding the terms of Mr. Terry's employment. The 1998 agreement has been extended though December 31, 2002. Mr. Terry's employment agreement is described in "Executive Compensation - Employment Agreements," above. Mr. Terry's compensation during fiscal year 2002 was determined by the terms of the employment agreement. The Compensation Committee believes that Mr. Terry's employment agreement follows the Company's compensation goals and bases his compensation upon both objective quantitative performance factors (a bonus based upon the Company meeting annual gross revenue and net income goals) and other non-performance based elements (a base annual salary).

                        Submitted by the Compensation Committee
                         Erik Hendricks
                         Robert A. Nigro
                         John S. Brunette

Board of Directors Interlocks and Insider Participation

   General.   Dr. Gilluly serves as Chairman of the Board of the
Company.  Dr. Gilluly also serves as Chairman and Chief Executive
Officer of AMASYS, which owns approximately 21% of the Company's
Common Stock (See "Beneficial Ownership of Common Stock").

Note Payable to AMASYS

     During August 2001, AMASYS and COMTEX signed an amendment to the Note Payable to AMASYS, (Second Amendment to Amended, Consolidated and Restated 10% Senior Subordinated Secured Note) (the "Amended Note") extending the due date of the note to July 1, 2008. In addition to the extension of the term, the Amended
Note includes a provision for AMASYS to convert all or a portion of the outstanding principal amount, plus accrued interest, into Common Stock of COMTEX. The Amended Note is convertible at a price of $1.10 per share as of August 31, 2002, which price increases by $0.10 upon each anniversary of the amendment.

     The Amended note bears interest at a rate of 10% on the principal balance of $914,954 at June 30, 2002. The Note is collateralized by a continuing interest in all receivables, all products of such receivables and the proceeds thereof, all purchase orders, and all patents and technology now or hereafter held or received by the Company.

     Approximately $132,000, $130,000 and $105,000 in principal and interest were paid to AMASYS during the fiscal years ended
June 30, 2002, 2001 and 2000, respectively.


         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain relationships and related transactions involving directors of the Company and certain other entities are described in "Executive Compensation - Board of Directors Interlocks and
Insider Participation."

                        PERFORMANCE GRAPH

     The graph below depicts the Company's stock price as an index assuming $100 invested on July 1, 1997 along with the composite prices of companies listed in the Nasdaq Stock Market (U.S. Companies) Index and a composite of peer group companies in the Internet Information Providers Index. The Nasdaq Stock Market Index and Internet Information Providers Index were prepared by Media General, a source believed to be reliable, although the Company is not responsible for any errors or omissions in such information.

     The Internet Information Providers Index includes the following companies: A.D.A.M., American OnineLtin Am, Aptimus Inc., Bankrate Inc., Career Worth Inc., Chinadotcom Corp, CNET Networks, Inc., Edgar Online, Euniverse Inc., Finity Holdings Inc., Heathcentral.com, Homeseekers. Com Inc., Homestore Inc., Hoover's Inc., Ilive Inc., Infospace Incorporated, Internet Gold-Golden, Ivillage Inc., Jupitermedia Corp., Knot Inc., Looksmart LTD, Marketwatch.com Inc., Modern MFG Services Inc., Multex.com Inc., Netlease.com Inc., Onesource Information SV, Overture Services Inc., QSC AG Adr, Quotesmith.com Inc., Rediff.com India Ltd Ads, Rstar Corporation, Sales Online Direct, Inc., Salon Media Group Inc., Sohu.com Inc., Sportsline.com Inc., Stockscape Technologies, Theglobe.com Inc., TheStreet.com, Tucows Inc., US Dataworks Inc., Verticalnet, Inc., World Gaming Plc Spons, Yahoo! Inc.

     The comparisons are required by regulations of the Securities and Exchange Commission and are not intended to forecast or to be indicative of the possible future performance of the Company's Common Stock.

                                              FISCAL YEAR ENDING
COMPANY / INDEX / MARKET      1997     1998     1999       2000      2001     2002
                             ------   ------  -------     -------   -------  ------
COMTEX News Network, Inc.     100.00  219.96    1,319.58  1,919.39   428.66   185.54
Internet Info. Providers      100.00  559.62    1,547.67  1,575.61   346.85   186.24
Nasdaq Market Index           100.00  132.56      185.76    279.51   154.79   104.99

     The preceding report on executive compensation and the stock performance graph shall not be deemed incorporated by reference into any of our previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 which might incorporate filings made by us under those acts, nor will such report or graph be incorporated by reference into any future filings made by us under those acts, except to the extent that we specifically incorporate this information by reference.

                 COMPLIANCE WITH SECTION 16(a)
             OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by the regulation to furnish the Company with copies of the Section 16(a) forms which they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, and written representations that no other reports were required during the fiscal year beginning July 1, 2001 and ended June 30, 2002, all
Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent beneficial owners were complied with in a timely manner.



                          ANNUAL REPORT

     A copy of the Company's Annual Report for the fiscal year ended June 30, 2002, including the financial statements and notes thereto is being mailed to the shareholders of record along with this Proxy Statement. The Annual Report is not incorporated by reference in this Proxy Statement and is not considered to be part of the proxy material.

     The Company will furnish any exhibit described in the list accompanying the 2002 Form 10-K upon the payment, in advance, of the specified reasonable fees related to the Company's furnishing of such exhibit(s). Requests for copies of such report and/or exhibit(s) should be directed to the Company at its principal executive offices, 4900 Seminary Road, Suite 800, Alexandria, Virginia 22311, Attention: Corporate Secretary.


                          OTHER MATTERS

    The Board of Directors knows of no other business to be acted upon at the Annual Meeting other than the matters referred to in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

                                   By Order of the Board of Directors


                                   /S/ S. AMBER GORDON

                                   S. Amber Gordon
                                   Corporate Secretary
Date: October 28, 2002
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                                   APPENDIX A

                                     FORM OF

                          AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER ("Agreement") is effective as of ___________________, 2002 by and between New Comtex Inc., a Delaware corporation ("New Comtex" or the "Surviving Company"), and COMTEX News Network, Inc., a New York corporation ("Comtex" or the "Non-Surviving Company"). Each are sometimes hereinafter referred to as the "Constituent Companies."

                              W I T N E S S E T H :

WHEREAS, pursuant to Section 252 of the Delaware General Corporation Law ("DGCL") and Section 904 of the New York Business Corporation Law ("NYBCL") the Constituent Companies' respective Certificates of Incorporation and Bylaws, the Board of Directors and Shareholders of Comtex and the Shareholders and Board of Directors of New Comtex have each approved the Merger (as hereinafter defined), whereby Comtex will merge with and into New Comtex, upon the terms and subject to the conditions set forth herein, as evidenced by Minutes of a Meeting of the Board of Directors of New Comtex dated __________________, 2002, Minutes of a Meeting of the Stockholders of New Comtex dated __________________, Minutes of a Meeting of the Board of Directors of Comtex and Minutes of a Meeting of the Stockholders of Comtex dated ___________________, 2002;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto have agreed as follows:

                                    ARTICLE I
                                   THE MERGER

1.01 The Merger.

(a) Subject to the terms and conditions of this Agreement, at the Effective Time (as such term is defined in Section 1.01(b) hereof), Comtex shall be merged with and into New Comtex (the "Merger") in accordance with Section 252 of the DGCL and Section 904 of the NYBCL, and the separate corporate existence of Comtex shall cease to exist and New Comtex shall continue as the Surviving Company under the laws of the State of Delaware under the name "Comtex News Network, Inc."

(b) The Surviving Company shall file a duly executed Certificate of Merger with the Delaware Secretary of State ("DE Certificate of Merger"). The Non-Surviving Company shall file duly executed Certificate of Merger with the New York Secretary of State ("NY Certificate of Merger"). The "Effective Time" of the Merger shall be the later of: (i) the date and time of acceptance for filing with the Delaware Secretary of State the DE Certificate of Merger, and (ii) the date and time of acceptance for filing with the New York Secretary of State the NY Certificate of Merger.
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(c) At the Effective Time, the Surviving Company shall thereupon and thereafter possess all of the rights, privileges, powers and franchises, both of a public and private nature, of each of the Constituent Companies, and shall be subject to all of the restrictions, disabilities and duties of each of the Constituent Companies; and all of the rights, privileges, powers and franchises of each of the Constituent Companies, and all property (real, personal and mixed), and all debts due to either of the Constituent Companies on whatever account, for stock subscriptions as well as all other things in action or belonging to each of the Constituent Companies, shall be vested in the Surviving Company; and all property, rights, privileges, powers and franchises and all and every other interest shall thereafter be the property of the Surviving Company as they were of the several and respective Constituent Companies; but all rights of creditors and all liens upon any property of either of the Constituent

                                       C-1

Companies shall be preserved unimpaired, and all debts, liabilities and duties of each of the Constituent Companies shall thenceforth attach to the Surviving Company, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by the Surviving Company.

1.02 Conversion of Shares of Common Stock. Immediately at the Effective Time, each of the issued and outstanding shares of Common Stock of the Non-Surviving Company shall be converted into the same number of shares of Common Stock of the Surviving Company pursuant to the Merger.

1.03 Certificate of Incorporation of the Surviving Company. The Certificate of Incorporation of the Surviving Company in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Company and the Non-Surviving Company until otherwise amended or repealed.

1.04 Bylaws of the Surviving Company. The Bylaws of the Surviving Company shall be the Bylaws of the Surviving and Non-Surviving Company until otherwise amended or repealed.

1.05 Board of Directors of the Non-Surviving Company. The Board of Directors of the Non-Surviving Company in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the Board of Directors of the Surviving Company from and after the Effective Time in accordance with the Bylaws of the Surviving Company.

1.06 Tax Treatment of the Merger. It is intended by the parties hereto that the Merger shall constitute a reorganization of the Surviving and the Non-Surviving Company within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

                                   ARTICLE II
                                 SHARES OF STOCK

2.01 Authorized Shares of Comtex and New Comtex. The authorized capital stock of Comtex consists of ______ (__,000,000) shares of common stock with a par value of $0.__ per share, and no shares of preferred stock. The authorized capital stock of New Comtex consists of Thirty Million (30,000,000) shares consisting of Twenty-five Million (25,000,000) shares of common stock with a par value of $0.01 per share, and Five Million (5,000,000) shares of preferred stock with a par value of $0.01 per share.

2.02 Conversion of Shares of Stock. At the Effective Time, pursuant to the Merger, each stockholder of the Non-Surviving Company shall automatically become a stockholder of the Surviving Company and each share of common stock in the Non-Surviving Company shall be converted into the same number of shares of common stock in the Surviving Company.

                                   ARTICLE III
                                  MISCELLANEOUS

3.01 Fees and Expenses. Whether or not the Merger is consummated, the Surviving Company shall pay the costs and expenses incident to the preparation of this Agreement, the consummation of the Merger, and the performance of and compliance with all of the agreements and conditions contained herein.

3.02 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed by overnight delivery service or by first class mail postage prepaid, or sent by telecopier, to the parties at the following addresses (or at such other address of a party as shall be specified by like notice) as follows:

(a) if to the Non-Surviving Company at:

COMTEX News Network, Inc
4900 Seminary Road, Suite 800
Alexandria, VA 22311
Attention: President

(b) if to the Surviving Company at:

New Comtex, Inc.
4900 Seminary Road, Suite 800
Alexandria, VA 22311
Attention: President


3.03 Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

3.04 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented in any and all respects by written agreement of the directors and shareholders of the Surviving Company and the directors and shareholders of the Non-Surviving Company at any time prior to the Effective Time with respect to any of the terms contained herein.

3.05 Section Headings. The Section headings contained in this Agreement are inserted for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

3.06 Applicable Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflict of laws principles or rules thereof.

3.07 Integration. This Agreement sets forth and is intended to be an integration of all of the promises, agreements, conditions, understandings, covenants, warranties and representations among the parties with respect to the Merger and there are no promises, agreements, conditions, understandings, covenants, warranties or representations, oral or written, express or implied, among the parties with respect to the transactions contemplated other than as set forth herein. Any and all prior agreements among the parties with respect to the Merger are hereby revoked.

IN WITNESS WHEREOF, the parties hereto have executed this Merger Agreement effective as of the date first written.

                            COMTEX News Network, Inc.
                             a New York Corporation
                              By:


                                Charles W. Terry
                      President and Chief Executive Officer


                              NEW COMTEX, INC.
                             a Delaware Corporation
                              By:



                               C.W. Gilluly, Ed.D.
                                    Chairman

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COMTEX NEWS NETWORK, INC.

       FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD DECEMBER 5, 2002

The undersigned appoints Charles W. Terry and S. Amber Gordon, or either of them, with full power of substitution, to attend the Annual Meeting of Shareholders of COMTEX News Network, Inc. on December 5, 2002, and any adjournments thereof, and to vote all shares which the undersigned would be entitled to vote if personally present upon the following matters set forth in the Notice of Annual Meeting and Proxy Statement:



1.       ELECTION OF DIRECTORS

         [_]      FOR the SIX nominees listed below (except as marked to the contrary below)

         [_]      WITHHOLD AUTHORITY to vote for the SIX nominees listed below

                         C.W. Gilluly, Erik Hendricks, Robert A. Nigro,
                     Charles W. Terry, John S. Brunette and Stephen W. Ellis

INSTRUCTION: To withhold authority for any individual nominee, write that nominee's name in the space provided below:

--------------------------------------------------------------------------------

2. Proposal to approve an amendment to the Company's 1997 Employee Stock Purchase Plan to increase the number of shares reserved for issuance by an additional 200,000 shares of Common Stock;

         [_]      FOR this proposal
         [_]      AGAINST this proposal
         [_]      ABSTAIN


3. Proposal to approve a change in the state of incorporation of the Company from New York to Delaware.

         [_]      FOR this proposal
         [_]      AGAINST this proposal
         [_]      ABSTAIN

4. Proposal to increase the number of authorized Common Stock to 25,000,000 and to add a class of Preferred Stock.

         [_]      FOR this proposal
         [_]      AGAINST this proposal
         [_]      ABSTAIN

5. Proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year 2003.

         [_]      FOR this proposal
         [_]      AGAINST this proposal
         [_]      ABSTAIN

6. In their discretion, upon such other business as may properly come before the meeting and any adjournments thereof.

This Proxy when properly executed will be voted as directed. If no direction is indicated, this Proxy will be voted FOR the election of the six named individuals as directors, FOR the amendment to the Company's 1997 Employee Stock Purchase Plan, FOR the Reincorporation, FOR the increase in the Common Stock and to add a class of Preferred Stock, and FOR the ratification of Ernst & Young LLP as the Company's independent auditors for the fiscal year 2003.

                          PLEASE DATE, SIGN AND RETURN
                                 PROXY PROMPTLY
                           Receipt of Notice of Annual
                           Meeting and Proxy Statement
                             is hereby acknowledged


                             Shareholder's Signature


                    Joint Holder's Signature (If applicable)

                                      Date:

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